As filed with the Securities and Exchange Commission on June 21, 2004

Registration No. 333–115585

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NORTH ATLANTIC TRADING COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2131 5113	13-3961898
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

257 Park Avenue South, 7th Floor

New York, New York 10010-7304

(212) 253-8185

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David I. Brunson

President, Chief Financial Officer and Treasurer

North Atlantic Trading Company, Inc.

257 Park Avenue South, 7th Floor

New York, New York 10010-7304

(212) 253-8185

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

See Table of Additional Registrants Below

Copies to:

Todd R. Chandler, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153-0119

(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	File No.	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Fred Stoker & Sons, Inc.	Tennessee	2131	62-1809726	333-115585-09	257 Park Avenue South, 7th Floor New York, New York 10010-7304

International Flavors and Technology, Inc.	Delaware	2087	To Be Applied For	333-115585-08	257 Park Avenue South, 7th Floor New York, New York 10010-7304

North Atlantic Cigarette Company, Inc.	Delaware	5194	11-3686023	333-115585-07	257 Park Avenue South, 7th Floor New York, New York 10010-7304

North Atlantic Operating Company, Inc.	Delaware	5194	22-3535757	333-115585-06	257 Park Avenue South, 7th Floor New York, New York 10010-7304

National Tobacco Company, L.P.	Delaware	2131	61-1133037	333-115585-05	257 Park Avenue South, 7th Floor New York, New York 10010-7304

National Tobacco Finance Corporation	Delaware	2131	13-3888034	333-115585-04	257 Park Avenue South, 7th Floor New York, New York 10010-7304

RBJ Sales, Inc.	Tennessee	2131	62-1809727	333-115585-03	257 Park Avenue South, 7th Floor New York, New York 10010-7304

Select Tobacco Brands, Inc.	Delaware	2131	11-3686029	333-115585-02	257 Park Avenue South, 7th Floor New York, New York 10010-7304

Stoker, Inc.	Tennessee	2131	62-1328641	333-115585-01	257 Park Avenue South, 7th Floor New York, New York 10010-7304

The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is:

David I. Brunson

President, Chief Financial Officer and Treasurer

North Atlantic Trading Company, Inc.

257 Park Avenue South, 7th Floor

New York, New York 10010-7304

(212) 253-8185

EXPLANATORY NOTE

This Amendment No. 1 to the Form S-4 Registration Statement (File No. 333-115585) of North Atlantic Trading Company, Inc. is being filed solely to include Exhibits to the Registration Statement. Accordingly, Part I, the form of prospectus and any supplements thereto, have been omitted from this filing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by North Atlantic Trading Company, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated Under Delaware Law

North Atlantic Trading Company, Inc. (“NATC”), North Atlantic Operating Company, Inc. (“NAOC”), North Atlantic Cigarette Company, Inc. (“NACC”), National Tobacco Company, L.P., (“NTC”), National Tobacco Finance Corporation (“NTFC”), Select Tobacco Brands, Inc. (“STB”) and International Flavors and Technology, Inc. (“IFT”) are incorporated under the laws of the State of Delaware. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding; provided that such director, officer, employee or agent acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Article 6.1 of NATC’s Certificate of Incorporation states that a director of the Company shall not be personally liable either to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit.

In addition, Article 6.2 of NATC’s Certificate of Incorporation states that the Company shall indemnify any person who was or is a party or is threatened to be made a party to or testifies in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Company may adopt by-laws or enter into agreements with any such person for the purpose of providing such indemnification.

Article 7(b) of the Certificate of Incorporation of North Atlantic Operating Company, Inc. states that NAOC shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Company may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

Article 7(a) of the Certificate of Incorporation of North Atlantic Cigarette Company, Inc. states that a director of NACC shall not be personally liable either to the Company or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Article 7(b) of NACC’s Certificate of Incorporation states that NACC shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Company may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification. In addition, Article 7(c) states that if a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Article 7(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Lastly, Article 7(d) states that expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company against such expenses as authorized by Article 7, and the Company may adopt By-laws or enter into agreements with such persons for the purpose of providing for such advances.

Article 4.2 of the Agreement of Limited Partnership of National Tobacco Company, L.P. states that the Partnership shall indemnify the general partner, each affiliate of the general partner, and each officer, director, stockholder, partner, manager, member, employee or agent of the general partner or any of its affiliates, against any claim, loss, damage, liability or expense (including attorneys’ fees, court costs and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from, the operations, business or affairs of, or any action taken or failure to act on behalf of, the partnership, except to the extent any of the foregoing is determined by a final, nonapplicable order of a court of competent jurisdiction to have been primarily caused by the gross negligence, willful misconduct or bad faith of the person claiming indemnification. Unless a determination has been made (by a final, nonappealable order of a court of competent jurisdiction) that indemnification is not required, the partnership shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee’s costs of investigation, litigation or appeal, including reasonable attorneys’ fees; provided, however, that the affected indemnitee shall, as a condition of such indemnitee’s right to receive such advances and reimbursements, undertake in writing to repay promptly the partnership for all such advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not entitled to indemnification.

Article 11(1) of the By-laws of National Tobacco Finance Corporation states that NTFC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of NTFC) by reason of the fact that he is or was a director, officer, employee or agent of NTFC, or is or was serving at the request of NTFC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of NTFC, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, Article 11(2) of NTFC’s By-laws state that NTFC shall indemnity any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of NTFC to procure a judgment in its factor by reason of the fact that he is or was a director, officer, employee or agent of NTFC, or is or was serving at the request of NTFC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NTFC and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to NTFC unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article 7(a) of the Certificate of Incorporation of Select Tobacco Brands, Inc. states that a direct of STB shall not be personally liable either to STB or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to STB or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Article 7(b) states that STB shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of STB, or is or was serving at the request of STB as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and STB may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification. In addition, Article 7(c) states that to the extent that a director or officer of STB has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article 7(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Lastly, Article 7(d) states that expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by STB in advance of the final disposition of such action , suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by STB against such expenses as authorized by Article 7, and may adopt By-laws or enter into agreements with such persons for the purpose of providing for such advances.

Article 7(a) of the Certificate of Incorporation of International Flavors and Technology, Inc. states that a director of IFT shall not be personally liable either to IFT or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to IFT or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Article 7(b) states that IFT shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of IFT, or is or was serving at the request of IFT as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and IFT may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

Registrants Incorporated Under Tennessee Law

Stoker, Inc., Fred Stoker & Sons, Inc. and RBJ Sales, Inc. are incorporated under the laws of the State of Tennessee. Subsection 502 of Title 48, Chapter 11 of the Tennessee Business Corporation Act (TBCA) enables a corporation to indemnify any individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to any employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subdivision (a)(2)(B). The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section. A corporation may not indemnify a director under this section: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Subsection 503 of Title 48, Chapter 11 of the BCA states that a corporation, unless limited by its charter, shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was director of the corporation against reasonably expenses incurred by the director in connection with the proceeding.

Subsection 504 of Title 48, Chapter 11 of the TBCA empowers a corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in §48-18-502 of the TBCA; (2) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this part. The undertaking required by subsection (2) above must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this section shall be made in the manner specified in §48-18-506 of the TBCA.

Subsection 505 of Title 48, Chapter 11 of the BCA states that, unless a corporation’s charter provides otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines: (1) the director is entitled to mandatory indemnification under §48-18-503 of the TBCA, in which case the court shall also order the corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in §48-18-502 of the TBCA or was adjudged liable as described in §48-18-502(d) of the TBCA, but if the director was adjudged so liable the director’s indemnification is limited to reasonable expenses incurred.

Subsection 506(a) of Title 48, Chapter 11 of the BCA states that a corporation may not indemnify a director under §48-18-502 of the TBCA, unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in §48-18-502 of the TBCA. In addition, subsection 506(b) states that the determination shall be made: (1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding; (3) by independent special legal counsel: (A) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (B) if a quorum of the board of directors cannot be obtained under subdivisions (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Lastly, subsection 506(c) states that authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subdivision (b)(3) to select counsel.

Subsection 507 of Title 48, Chapter 11 of the TBCA states that, unless a corporation’s charter provides otherwise: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under §48-18-503 of the TBCA, and is entitled to apply for court-ordered indemnification under §48-18-505 of the TBCA, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

Article 9 of the charter of Stoker, Inc. states that directors shall not have personal liability to the corporation or the corporation’s shareholders for monetary damages for a breach of fiduciary duty as a director. This limitation shall not eliminate or limit the liability of a director for any breach of a director’s duty of loyalty to the corporation or its shareholders or for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or unlawful distributions.

Article XI(1) of the By-laws of Fred Stoker & Sons, Inc. states that the corporation shall indemnify an individual made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in any civil proceeding if he conducted himself in good faith and in the case of conduct in his official capacity with the corporation, he reasonably believed that his conduct was in the best interest of the corporation, or in all other cases he reasonably believed that his conduct was at least not opposed to the best interest of the corporation. Article XI(2) states that the corporation shall indemnify any individual made a party to a criminal proceeding because he is or was a director or officer of the corporation against any liability incurred in any criminal proceeding if he had no reasonable cause to believe his conduct was unlawful. Article XI(3) states that the corporation shall indemnify and individual made a party to any proceeding because he is or was a director or officer of the corporation against any liability incurred in any proceeding relating to any employee benefit plan maintained by the corporation if his conduct with respect to said employee benefit plan was for a purpose he reasonably believed to be in the interests of the participants and the beneficiaries of the plan and his conduct was not opposed to the best interests of the corporation. In addition, Article XI(4) states that the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct required in this Article. However, the corporation will not indemnify a director or officer if in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The corporation will indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Also, Article XI(5) states that the corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if the director or officer furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct required in this Article, furnishes the corporation a written undertaking, executed personally or on his behalf, secured or unsecured, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and a determination is made that the facts then known to those making the determination would not preclude indemnification of said director or officer. Lastly, Article XI(6) states that a majority vote of the Board of Directors shall determine whether or not indemnification of a director or officer is permissible under the circumstances because he has met the required standard of conduct. Alternatively, a majority vote of the Board of Directors may appoint an independent special legal counsel to determine whether or not indemnification of a director or officer is permissible under the circumstances because he has met the required standard of conduct.

Article XI(1) of the By-Laws of RBJ Sales, Inc. states that the corporation shall indemnify an individual made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in any civil proceeding if he conducted himself in good faith and in the case of conduct in his official capacity with the corporation, he reasonably believed that his conduct was in the best interest of the corporation, or in all other cases he reasonably believed that his conduct was at least not opposed to the best interest of the corporation. Article XI(2) states that the corporation shall indemnify any individual made a party to a criminal proceeding because he is or was a director or officer of the corporation against any liability incurred in any criminal proceeding if he had no reasonable cause to believe his conduct was unlawful. Article XI(3) states that the corporation shall indemnify and individual made a party to any proceeding because he is or was a director or officer of the corporation against any liability incurred in any proceeding relating to any employee benefit plan maintained by the corporation if his conduct with respect to said employee benefit plan was for a purpose he reasonably believed to be in the interests of the participants and the beneficiaries of the plan and his conduct was not opposed to the best interests of the corporation. In addition, Article XI(4) states that the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct required in this Article. However, the corporation will not indemnify a director or officer if in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The corporation will indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Also, Article XI(5) states that the corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if the director or officer furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct required in this Article, furnishes the corporation a written undertaking, executed personally or on his behalf, secured or unsecured, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and a determination is made that the facts then known to those making the determination would not preclude indemnification of said director or officer. Lastly, Article XI(6) states that a majority vote of the Board of Directors shall determine whether or not indemnification of a director or officer is permissible under the circumstances because he has met the required standard of conduct. Alternatively, a majority vote of the Board of Directors may appoint an independent special legal counsel to determine whether or not indemnification of a director or officer is permissible under the circumstances because he has met the required standard of conduct.

Item 21. Exhibits and Financial Statement Schedules.

(a) EXHIBITS. The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number		Description
2.1		Asset Purchase Agreement, dated as of February 18, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on February 19, 2003)

2.2		Termination and Release Agreement, dated as of July 15, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on July 17, 2003)

2.3		Release, dated July 15, 2003, executed by North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on July 17, 2003)

2.4		Release, dated July 15, 2003, executed by Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K filed on July 17, 2003)

2.5		Stock Purchase Agreement, dated as of November 17, 2003, among North Atlantic Trading Company, Inc., Bobby Stoker, Ronald Stoker, Judith Stoker Fisher, BSF Partners, L.P., JFS Partners, L.P., and RBJ Machinery Co., LLC (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

2.6		Agreement and Plan of Merger, dated February 9, 2004, among North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc., and NATC Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on February 11, 2004)

3.1	(a)	Restated Certificate of Incorporation of North Atlantic Trading Company, Inc., filed February 19, 1998 (incorporated herein by reference to Exhibit 3.1(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.1	(b)	Certificate of Correction to the Restated Certificate of Incorporation of North Atlantic Trading Company, Inc., dated as of June 28, 2002 (incorporated herein by reference to Exhibit 3.1(b) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

3.1	(c)	Certificate of Amendment to the Certificate of Incorporation of North Atlantic Trading Company, Inc., dated July 30, 2002 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 31, 2002)

3.1	(d)	Certificate of Incorporation of North Atlantic Operating Company, Inc., filed June 9 1997 (incorporated herein by reference to Exhibit 3.1(b)(i) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(e)	Certificate of Amendment of Certificate of Incorporation of North Atlantic Operating Company, Inc., filed June 17, 1997 (incorporated herein by reference to Exhibit 3.1(b)(ii) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(f)	Second Amended and Restated Certificate of Incorporation of National Tobacco Finance Corporation, filed April 24, 1996 (incorporated herein by reference to Exhibit 3.1(c) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

Exhibit Number		Description
3.1	(g)	Amended and Restated Certificate of Limited Partnership of National Tobacco Company, L.P., filed May 17, 1996 (incorporated herein by reference to Exhibit 3.1(d) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(h)	Certificate of Incorporation of International Flavors and Technology, Inc., filed August 7, 1997 (incorporated herein by reference to Exhibit 3.1(e)(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.1	(i)	Certificate of Amendment of Certificate of Incorporation of International Flavors and Technology, Inc., filed February 19, 1998 (incorporated herein by reference to Exhibit 3.1(e)(ii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.2	(a)	Amended and Restated Bylaws of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 3.2(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998)

3.2	(b)	Bylaws of North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 3.2(b) to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on July 23, 1997)

3.2	(c)	Bylaws of National Tobacco Finance Corporation (incorporated herein by reference to Exhibit 3.2(c) to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on July 23, 1997)

3.2	(d)	Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective May 17, 1996 (incorporated herein by reference to Exhibit 3.2(d)(i) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.2	(e)	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective June 25, 1997 (incorporated herein by reference to Exhibit 3.2(d)(ii) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.2	(f)	Bylaws of International Flavors and Technology, Inc. (incorporated herein by reference to Exhibit 3.2(e) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.2	(g)	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective February 10, 2000 (incorporated by reference to Exhibit 3.2 (g) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

4.1		Indenture, dated as of June 25, 1997, among North Atlantic Trading Company, Inc., as issuer, National Tobacco Company, L.P., North Atlantic Operating Company, Inc. and National Tobacco Finance Corporation, as guarantors, and United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

4.2		First Supplemental Indenture, dated as of February 26, 1998, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., National Tobacco Finance Corporation, International Flavors and Technology, Inc. and United States Trust Company of New York (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

4.3		Warrant to Purchase Common Stock, granted in favor of Guggenheim Investment Management, LLC by North Atlantic Trading Company, Inc., dated September 30, 2002 (incorporated herein by reference to Exhibit 4.3 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Exhibit Number	Description
4.4	Warrant to Purchase Common Stock, granted in favor of Peter J. Solomon Company Limited by North Atlantic Trading Company, Inc., dated as of June 4, 2001 (incorporated herein by reference to Exhibit 4.4 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

4.5	Class B Term Note dated November 17, 2003, issued by North Atlantic Trading Company, Inc. in favor of Upper Columbia Capital Company, LLC (“Upper Columbia”) in the principal amount of Twenty Three Million Dollars ($23,000,000.00) (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.6	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of 1888 Fund, Ltd. in the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.7	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of MAGMA CDO, Ltd. in the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.8	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of Bingham CDO, L.P. in the principal amount of Five Million Dollars ($5,000,000.00) (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.9	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of Stellar Funding, Ltd. in the principal amount of Three Million Dollars ($3,000,000.00) (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.10	Indenture, dated as of February 17, 2004, among North Atlantic Trading Company, Inc., the Guarantors listed on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (incorporated herein by reference to Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

4.11	Registration Rights Agreement, dated February 17, 2004, by and among North Atlantic Trading Company, Inc., the Guarantors listed on the signature pages thereto, Citigroup Global Markets Inc. and RBC Capital Markets Corporation (incorporated herein by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

5.1*	Opinion of Weil, Gotshal & Manges LLP regarding the validity of the securities offered hereby

9.1	Amended and Restated Exchange and Stockholders’ Agreement, dated as of February 9, 2004, by and among North Atlantic Holding Company, Inc., North Atlantic Trading Company, Inc. and those stockholders listed therein (incorporated herein by reference to Exhibit 9.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

9.2	Voting Trust Agreement, dated as of December 17, 1997, among Thomas F. Helms, Jr., David I. Brunson and Jeffrey S. Hay, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

9.3	Amendment No. 1 to Voting Trust Agreement, dated as of August 18, 1999, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Exhibit Number	Description
9.4	Amendment No. 2 to Voting Trust Agreement, dated as of September 22, 1999, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

9.5	Amendment No. 3 to Voting Trust Agreement, dated as of July 7, 2000, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.1	Third Amended and Restated Purchasing and Processing Agreement, dated as of June 25, 1997, between National Tobacco Company, L.P. and Lancaster Leaf Tobacco Company of Pennsylvania (incorporated herein by reference to Exhibit 10.1 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.2†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [United States] (incorporated herein by reference to Exhibit 10.2 to Amendment No. 2 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.3†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [Asia] (incorporated herein by reference to Exhibit 10.3 to Amendment No. 2 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.4†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [Canada] (incorporated herein by reference to Exhibit 10.4 to Amendment No. 2 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.5†	Restated Amendment, dated as of June 25, 1997, between Bolloré Technologies, S.A. and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.5 to Amendment No. 2 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.6	Warrant Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and United States Trust Company of New York, as warrant agent (incorporated herein by reference to Exhibit 10.12 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.7††	1997 Share Incentive Plan of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.16 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.8††	Employment Agreement, dated May 17, 1996, between North Atlantic Trading Company, Inc. and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.17 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.9††	Employment Agreement, dated April 14, 1997, between National Tobacco Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(a) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

Exhibit Number	Description
10.10††	Employment Agreement, dated April 23, 1997, between Thomas F. Helms, Jr. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(b) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.11††	Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(c) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.12††	Amendment No. 1, dated and effective September 2, 1997, to the Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(d) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.13††	Amendment No. 2, dated as of December 31, 1997, to the Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(e) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.14††	Consulting Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated herein by reference to Exhibit 10.20 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.15††	National Tobacco Company Management Bonus Program (incorporated herein by reference to Exhibit 10.25 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.16††	Amended and Restated Nonqualified Stock Option Agreement dated as of January 12, 1998, between North Atlantic Trading Company, Inc. And Jack Africk (incorporated herein by reference to Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.17††	Assignment and Assumption, dated as of January 1, 1998, between National Tobacco Company, L.P. and North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.18†	Amendment, dated October 22, 1997, to Amended and Restated Distribution and License Agreements, between Bolloré and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.19	Sales Representative Agreement, effective as of January 1, 1998, between National Tobacco Company, L.P. and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.20††	Amended and Restated Employment Agreement dated as of April 30, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Report on 10-Q for the fiscal quarter ended June 30, 1998)

10.21	Option Grant Letter, dated April 30, 1998, from Helms Management Corp. to David I. Brunson (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 1998)

10.22	Subscription Agreement, dated as of March 24, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.42 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended March 31, 1998)

Exhibit Number	Description
10.23††	Letter Agreement, dated September 24, 1999, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.24††	North Atlantic Trading Company, Inc. 1999 Executive Incentive Plan (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.25††	North Atlantic Trading Company, Inc. 1999 Management Bonus Plan (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.26	Amended and Restated Loan Agreement, dated as of February 17, 2004, by and among Bank One, NA, LaSalle Bank National Association, North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc., the subsidiaries of North Atlantic Trading Company, Inc. named therein and the lenders party thereto, from time to time (incorporated herein by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.27	Amended and Restated Security Agreement, dated as of February 17, 2004, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.28	Amended and Restated Guaranty Agreement, dated as of February 17, 2004, among National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.29	Amended and Restated Pledge Agreement, dated as of February 17, 2004, among and North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.30††	2001 Share Incentive Plan of North Atlantic Trading Company, Inc. (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

10.31††	Offer of Employment, dated March 28, 2002, between the Company and Robert A. Milliken, Jr. (incorporated herein by reference to Exhibit 1 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended March 31, 2002)

10.32	Promissory Note, dated March 31, 2002, issued by David I. Brunson in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.33	Promissory Note, dated March 31, 2002, issued by Chris Kounnas in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

Exhibit Number	Description
10.34	Secured Promissory Note, dated March 31, 2002, issued by Helms Management Corp. in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.35	Secured Promissory Note, dated March 31, 2002, issued by Thomas F. Helms, Jr. in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.36	Pledge and Security Agreement, dated as of March 31, 2002, between Thomas F. Helms, Jr., Helms Management Corp. and North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.37††	Amendment, dated November 25, 2002, to the Amended and Restated Employment Agreement dated as of April 30, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.38 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.38††	Employment Agreement dated as of November 21, 2002, between North Atlantic Trading Company, Inc. and James W. Dobbins (incorporated herein by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.39	Transfer Agreement, dated as of December 30, 2002, by and among Arnold Sheiffer, The Cleveland Clinic Foundation, North Atlantic Trading Company, Inc., and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.40	Transfer Agreement, dated as of December 30, 2002, by and among Arnold Sheiffer, Robert Maurice Grunder Memorial Fund, North Atlantic Trading Company, Inc., and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.41 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.41††	2002 Share Incentive Plan (incorporated herein by reference to Exhibit 10.42 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.42††	Letter Agreement, dated November 8, 2002, between North Atlantic Trading Company, Inc. and Marketing Solutions USA (incorporated herein by reference to Exhibit 10.43 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.43††	Letter Agreement, dated September 30, 2002, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated herein by reference to Exhibit 10.43 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.44	2003A Amendment to Loan Documents, dated as of July 31, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Bank One, NA, successor to Bank One, Kentucky N.A., as agent bank and the various lending institutions named therein, Guggenheim Investment Management, LLC, as agent for the Class B Lenders named therein (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2003)

10.45	Subordination Agreement, dated as of July 31, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Bank One, NA, successor to Bank One, Kentucky N.A., as agent bank and the various lending institutions named therein, Guggenheim Investment Management, LLC, as agent for the Class B Lenders named therein (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2003)

Exhibit Number	Description
10.46	2003B Amendment to Loan Documents dated as of November 17, 2003, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc. and Fred Stoker & Sons, Inc., the Banks defined therein, Bank One, NA, as agent for the Banks (“Agent Bank”), the Class B Lenders as defined therein and Guggenheim Investment Management, LLC, as agent for Class B Lenders (“Class B Loan Agent”) (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.47	Amended and Restated Subordination Agreement dated as of November 17, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc. and Fred Stoker & Sons, Inc., the Banks defined therein, Bank One, NA, as agent for the Banks (“Agent Bank”), the Class B Lenders as defined therein and Guggenheim Investment Management, LLC, as agent for Class B Lenders (“Class B Loan Agent”) (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.48	Second Amendment to Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of November 17, 2003, among Bank One, NA (as “Agent Bank” and “Mortgagee” for the benefit of the Banks as defined in the 2003B Amendment to Loan Agreement) and National Tobacco Company, L.P. (the “Mortgagor”) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.49	Assignment of Security Interest in the United States Trademarks, dated November 17, 2003, issued by Stoker, Inc. in favor of Bank One, NA (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.50	Assignment of Security Interest in the United States Trademarks, dated November 17, 2003, issued by Fred Stoker & Sons, Inc. in favor of Bank One, NA (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.51	2003C Amendment to Loan Documents dated as of December 23, 2003, by and among the Banks as defined therein, Bank One, NA, as agent bank on behalf of the Banks, the Class B Lenders as defined therein, Guggenheim Investment Management, LLC, as agent on behalf of the Class B Lenders, North Atlantic Trading Company, Inc. and the Subsidiaries as defined therein (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 24, 2003)

10.52	Employment Agreement, dated December 1, 2003, between Lawrence S. Wexler and North Atlantic Cigarette Company, Inc. (incorporated herein by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.53	Assignment and Assumption Agreement, dated as of February 9, 2004, between North Atlantic Trading Company, Inc. and North Atlantic Holding Company, Inc. (incorporated herein by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

12.1**	Computation of ratio of earnings to fixed charges

21.1**	Subsidiaries of North Atlantic Trading Company, Inc.

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of BDO Seidman, LLP

23.3*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1**	Power of Attorney

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A.

Exhibit Number	Description
99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.4*	Form of Letter to Beneficial Holders

*	Filed herewith.
**	Previously filed.
†	Portions of this agreement have been omitted pursuant to Rule 406 under the Securities Act of 1933, as amended, and have been filed confidentially with the Securities and Exchange Commission.
††	Management contracts or compensatory plan or arrangement.

(b) SCHEDULES.

All schedules are omitted as the required information is presented in the Registrant’s consolidated financial statements or related notes or such schedules are not applicable.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, North Atlantic Trading Company, Inc. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

NORTH ATLANTIC TRADING COMPANY, INC.

By:	/S/ DAVID I. BRUNSON
David I. Brunson President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer and director)

/S/ DAVID I. BRUNSON David I. Brunson	President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

* Jack Africk	Director

* Marc S. Cooper	Director

* Geoffrey J.F. Gorman	Director

* /S/ DAVID I. BRUNSON David I. Brunson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, International Flavors and Technology, Inc. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

INTERNATIONAL FLAVORS AND TECHNOLOGY, INC.

By:	/S/ DAVID I. BRUNSON
David I. Brunson Executive Vice President —Finance & Administration, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	Chief Executive Officer

/S/ DAVID I. BRUNSON David I. Brunson	Executive Vice President – Finance & Administration, Chief Financial Officer and Secretary

* /S/ DAVID I. BRUNSON David I. Brunson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, North Atlantic Cigarette Company, Inc. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

NORTH ATLANTIC CIGARETTE COMPANY, INC.

By:	/S/ DAVID I. BRUNSON
David I. Brunson Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	President and Chief Executive Officer

/S/ DAVID I. BRUNSON David I. Brunson	Executive Vice President and Chief Financial Officer

* James W. Dobbins	Senior Vice President, General Counsel and Secretary

* /S/ DAVID I. BRUNSON David I. Brunson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, North Atlantic Operating Company, Inc. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

NORTH ATLANTIC OPERATING COMPANY, INC.

By:	/S/ DAVID I. BRUNSON
David I. Brunson Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	President and Chief Executive Officer

/S/ DAVID I. BRUNSON David I. Brunson	Executive Vice President and Chief Financial Officer

* James W. Dobbins	Senior Vice President, General Counsel and Secretary

* /S/ DAVID I. BRUNSON David I. Brunson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, National Tobacco Company, L.P. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

NATIONAL TOBACCO COMPANY, L.P.

By:	/S/ DAVID I. BRUNSON
David I. Brunson Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	President

/S/ DAVID I. BRUNSON David I. Brunson	Executive Vice President and Chief Financial Officer

* James W. Dobbins	Senior Vice President, General Counsel and Secretary

*	/S/ DAVID I. BRUNSON
David I. Brunson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, National Tobacco Finance Corporation has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

NATIONAL TOBACCO FINANCE CORPORATION

By:	/S/ DAVID I. BRUNSON
David I. Brunson Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	President

/S/ DAVID I. BRUNSON David I. Brunson	Executive Vice President and Chief Financial Officer

* James W. Dobbins	Senior Vice President, General Counsel and Secretary

*	/S/ DAVID I. BRUNSON
David I. Brunson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Select Tobacco Brands, Inc. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

SELECT TOBACCO BRANDS, INC.

By:	/S/ DAVID I. BRUNSON
David I. Brunson Treasurer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	President

/S/ DAVID I. BRUNSON David I. Brunson	Treasurer and Assistant Secretary

* James W. Dobbins	Secretary

*	/S/ DAVID I. BRUNSON
David I. Brunson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stoker, Inc. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

STOKER INC.

By:	/S/ DAVID I. BRUNSON
David I. Brunson Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	President

/S/ DAVID I. BRUNSON David I. Brunson	Executive Vice President and Chief Financial Officer

* James W. Dobbins	Senior Vice President, General Counsel and Secretary

*	/S/ DAVID I. BRUNSON
David I. Brunson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fred Stoker & Sons, Inc. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

FRED STOKER & SONS, INC.

By:	/S/ DAVID I. BRUNSON
David I. Brunson Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	President

/S/ DAVID I. BRUNSON David I. Brunson	Executive Vice President and Chief Financial Officer

* James W. Dobbins	Senior Vice President, General Counsel and Secretary

*	/S/ DAVID I. BRUNSON
David I. Brunson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RBJ Sales, Inc. has duly caused Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2004.

RBJ SALES, INC.

By:	/S/ DAVID I. BRUNSON
David I. Brunson Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 21st day of June, 2004.

Signature	Title

* Thomas F. Helms, Jr.	President

/S/ DAVID I. BRUNSON David I. Brunson	Executive Vice President and Chief Financial Officer

* James W. Dobbins	Senior Vice President, General Counsel and Secretary

*	/S/ DAVID I. BRUNSON
David I. Brunson Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description
2.1		Asset Purchase Agreement, dated as of February 18, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on February 19, 2003)

2.2		Termination and Release Agreement, dated as of July 15, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on July 17, 2003)

2.3		Release, dated July 15, 2003, executed by North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on July 17, 2003)

2.4		Release, dated July 15, 2003, executed by Star Scientific, Inc. and Star Tobacco, Inc. (incorporated herein by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K filed on July 17, 2003)

2.5		Stock Purchase Agreement, dated as of November 17, 2003, among North Atlantic Trading Company, Inc., Bobby Stoker, Ronald Stoker, Judith Stoker Fisher, BSF Partners, L.P., JFS Partners, L.P., and RBJ Machinery Co., LLC (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

2.6		Agreement and Plan of Merger, dated February 9, 2004, among North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc., and NATC Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on February 11, 2004)

3.1	(a)	Restated Certificate of Incorporation of North Atlantic Trading Company, Inc., filed February 19, 1998 (incorporated herein by reference to Exhibit 3.1(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.1	(b)	Certificate of Correction to the Restated Certificate of Incorporation of North Atlantic Trading Company, Inc., dated as of June 28, 2002 (incorporated herein by reference to Exhibit 3.1(b) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

3.1	(c)	Certificate of Amendment to the Certificate of Incorporation of North Atlantic Trading Company, Inc., dated July 30, 2002 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 31, 2002)

3.1	(d)	Certificate of Incorporation of North Atlantic Operating Company, Inc., filed June 9 1997 (incorporated herein by reference to Exhibit 3.1(b)(i) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(e)	Certificate of Amendment of Certificate of Incorporation of North Atlantic Operating Company, Inc., filed June 17, 1997 (incorporated herein by reference to Exhibit 3.1(b)(ii) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(f)	Second Amended and Restated Certificate of Incorporation of National Tobacco Finance Corporation, filed April 24, 1996 (incorporated herein by reference to Exhibit 3.1(c) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.1	(g)	Amended and Restated Certificate of Limited Partnership of National Tobacco Company, L.P., filed May 17, 1996 (incorporated herein by reference to Exhibit 3.1(d) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

Exhibit Number		Description
3.1	(h)	Certificate of Incorporation of International Flavors and Technology, Inc., filed August 7, 1997 (incorporated herein by reference to Exhibit 3.1(e)(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.1	(i)	Certificate of Amendment of Certificate of Incorporation of International Flavors and Technology, Inc., filed February 19, 1998 (incorporated herein by reference to Exhibit 3.1(e)(ii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.2	(a)	Amended and Restated Bylaws of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 3.2(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998)

3.2	(b)	Bylaws of North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 3.2(b) to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on July 23, 1997)

3.2	(c)	Bylaws of National Tobacco Finance Corporation (incorporated herein by reference to Exhibit 3.2(c) to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on July 23, 1997)

3.2	(d)	Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective May 17, 1996 (incorporated herein by reference to Exhibit 3.2(d)(i) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.2	(e)	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective June 25, 1997 (incorporated herein by reference to Exhibit 3.2(d)(ii) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

3.2	(f)	Bylaws of International Flavors and Technology, Inc. (incorporated herein by reference to Exhibit 3.2(e) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

3.2	(g)	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of National Tobacco Company, L.P., effective February 10, 2000 (incorporated by reference to Exhibit 3.2 (g) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

4.1		Indenture, dated as of June 25, 1997, among North Atlantic Trading Company, Inc., as issuer, National Tobacco Company, L.P., North Atlantic Operating Company, Inc. and National Tobacco Finance Corporation, as guarantors, and United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

4.2		First Supplemental Indenture, dated as of February 26, 1998, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., National Tobacco Finance Corporation, International Flavors and Technology, Inc. and United States Trust Company of New York (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

4.3		Warrant to Purchase Common Stock, granted in favor of Guggenheim Investment Management, LLC by North Atlantic Trading Company, Inc., dated September 30, 2002 (incorporated herein by reference to Exhibit 4.3 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

4.4		Warrant to Purchase Common Stock, granted in favor of Peter J. Solomon Company Limited by North Atlantic Trading Company, Inc., dated as of June 4, 2001 (incorporated herein by reference to Exhibit 4.4 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Exhibit Number	Description
4.5	Class B Term Note dated November 17, 2003, issued by North Atlantic Trading Company, Inc. in favor of Upper Columbia Capital Company, LLC (“Upper Columbia”) in the principal amount of Twenty Three Million Dollars ($23,000,000.00) (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.6	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of 1888 Fund, Ltd. in the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.7	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of MAGMA CDO, Ltd. in the principal amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.8	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of Bingham CDO, L.P. in the principal amount of Five Million Dollars ($5,000,000.00) (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.9	Class B Term Note dated July 31, 2003 (amended and restated as of November 17, 2003), issued by North Atlantic Trading Company, Inc., in favor of Stellar Funding, Ltd. in the principal amount of Three Million Dollars ($3,000,000.00) (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

4.10	Indenture, dated as of February 17, 2004, among North Atlantic Trading Company, Inc., the Guarantors listed on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (incorporated herein by reference to Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

4.11	Registration Rights Agreement, dated February 17, 2004, by and among North Atlantic Trading Company, Inc., the Guarantors listed on the signature pages thereto, Citigroup Global Markets Inc. and RBC Capital Markets Corporation (incorporated herein by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

5.1*	Opinion of Weil, Gotshal & Manges LLP regarding the validity of the securities offered hereby

9.1	Amended and Restated Exchange and Stockholders’ Agreement, dated as of February 9, 2004, by and among North Atlantic Holding Company, Inc., North Atlantic Trading Company, Inc. and those stockholders listed therein (incorporated herein by reference to Exhibit 9.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

9.2	Voting Trust Agreement, dated as of December 17, 1997, among Thomas F. Helms, Jr., David I. Brunson and Jeffrey S. Hay, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

9.3	Amendment No. 1 to Voting Trust Agreement, dated as of August 18, 1999, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

9.4	Amendment No. 2 to Voting Trust Agreement, dated as of September 22, 1999, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Exhibit Number	Description
9.5	Amendment No. 3 to Voting Trust Agreement, dated as of July 7, 2000, among Thomas F. Helms, Jr. and David I. Brunson, as voting trustees, and Helms Management Corp. (incorporated herein by reference to Exhibit 9.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.1	Third Amended and Restated Purchasing and Processing Agreement, dated as of June 25, 1997, between National Tobacco Company, L.P. and Lancaster Leaf Tobacco Company of Pennsylvania (incorporated herein by reference to Exhibit 10.1 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.2†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [United States] (incorporated herein by reference to Exhibit 10.2 to Amendment No. 2 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.3†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [Asia] (incorporated herein by reference to Exhibit 10.3 to Amendment No. 2 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.4†	Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bolloré Technologies, S.A. and North Atlantic Trading Company, Inc., a Delaware corporation and predecessor to North Atlantic Operating Company, Inc. [Canada] (incorporated herein by reference to Exhibit 10.4 to Amendment No. 2 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.5†	Restated Amendment, dated as of June 25, 1997, between Bolloré Technologies, S.A. and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.5 to Amendment No. 2 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 17, 1997)

10.6	Warrant Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and United States Trust Company of New York, as warrant agent (incorporated herein by reference to Exhibit 10.12 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.7††	1997 Share Incentive Plan of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.16 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.8††	Employment Agreement, dated May 17, 1996, between North Atlantic Trading Company, Inc. and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.17 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.9††	Employment Agreement, dated April 14, 1997, between National Tobacco Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(a) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.10††	Employment Agreement, dated April 23, 1997, between Thomas F. Helms, Jr. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(b) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.11††	Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(c) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

Exhibit Number	Description
10.12††	Amendment No. 1, dated and effective September 2, 1997, to the Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(d) to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.13††	Amendment No. 2, dated as of December 31, 1997, to the Nonqualified Stock Option Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.18(e) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.14††	Consulting Agreement, dated as of June 25, 1997, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated herein by reference to Exhibit 10.20 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.15††	National Tobacco Company Management Bonus Program (incorporated herein by reference to Exhibit 10.25 to Amendment No. 1 to Registration Statement (Reg. No. 333-31931) on Form S-4 filed with the Commission on September 3, 1997)

10.16††	Amended and Restated Nonqualified Stock Option Agreement dated as of January 12, 1998, between North Atlantic Trading Company, Inc. And Jack Africk (incorporated herein by reference to Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.17††	Assignment and Assumption, dated as of January 1, 1998, between National Tobacco Company, L.P. and North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.18†	Amendment, dated October 22, 1997, to Amended and Restated Distribution and License Agreements, between Bolloré and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.19	Sales Representative Agreement, effective as of January 1, 1998, between National Tobacco Company, L.P. and North Atlantic Operating Company, Inc. (incorporated herein by reference to Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

10.20††	Amended and Restated Employment Agreement dated as of April 30, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Report on 10-Q for the fiscal quarter ended June 30, 1998)

10.21	Option Grant Letter, dated April 30, 1998, from Helms Management Corp. to David I. Brunson (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 1998)

10.22	Subscription Agreement, dated as of March 24, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.42 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended March 31, 1998)

10.23††	Letter Agreement, dated September 24, 1999, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.24††	North Atlantic Trading Company, Inc. 1999 Executive Incentive Plan (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

Exhibit Number	Description
10.25††	North Atlantic Trading Company, Inc. 1999 Management Bonus Plan (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

10.26	Amended and Restated Loan Agreement, dated as of February 17, 2004, by and among Bank One, NA, LaSalle Bank National Association, North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc., the subsidiaries of North Atlantic Trading Company, Inc. named therein and the lenders party thereto, from time to time (incorporated herein by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.27	Amended and Restated Security Agreement, dated as of February 17, 2004, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.28	Amended and Restated Guaranty Agreement, dated as of February 17, 2004, among National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.29	Amended and Restated Pledge Agreement, dated as of February 17, 2004, among and North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc., Fred Stoker & Sons, Inc., North Atlantic Cigarette Company, Inc. and Bank One, N.A., as agent on behalf of itself and other banks (incorporated herein by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.30††	2001 Share Incentive Plan of North Atlantic Trading Company, Inc. (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

10.31††	Offer of Employment, dated March 28, 2002, between the Company and Robert A. Milliken, Jr. (incorporated herein by reference to Exhibit 1 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended March 31, 2002)

10.32	Promissory Note, dated March 31, 2002, issued by David I. Brunson in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.33	Promissory Note, dated March 31, 2002, issued by Chris Kounnas in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.34	Secured Promissory Note, dated March 31, 2002, issued by Helms Management Corp. in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.35	Secured Promissory Note, dated March 31, 2002, issued by Thomas F. Helms, Jr. in favor of North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

10.36	Pledge and Security Agreement, dated as of March 31, 2002, between Thomas F. Helms, Jr., Helms Management Corp. and North Atlantic Trading Company, Inc. (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2002)

Exhibit Number	Description
10.37††	Amendment, dated November 25, 2002, to the Amended and Restated Employment Agreement dated as of April 30, 1998, between North Atlantic Trading Company, Inc. and David I. Brunson (incorporated herein by reference to Exhibit 10.38 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.38††	Employment Agreement dated as of November 21, 2002, between North Atlantic Trading Company, Inc. and James W. Dobbins (incorporated herein by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.39	Transfer Agreement, dated as of December 30, 2002, by and among Arnold Sheiffer, The Cleveland Clinic Foundation, North Atlantic Trading Company, Inc., and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.40	Transfer Agreement, dated as of December 30, 2002, by and among Arnold Sheiffer, Robert Maurice Grunder Memorial Fund, North Atlantic Trading Company, Inc., and Thomas F. Helms, Jr. (incorporated herein by reference to Exhibit 10.41 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.41††	2002 Share Incentive Plan (incorporated herein by reference to Exhibit 10.42 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.42††	Letter Agreement, dated November 8, 2002, between North Atlantic Trading Company, Inc. and Marketing Solutions USA (incorporated herein by reference to Exhibit 10.43 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

10.43††	Letter Agreement, dated September 30, 2002, between North Atlantic Trading Company, Inc. and Jack Africk (incorporated herein by reference to Exhibit 10.43 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.44	2003A Amendment to Loan Documents, dated as of July 31, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Bank One, NA, successor to Bank One, Kentucky N.A., as agent bank and the various lending institutions named therein, Guggenheim Investment Management, LLC, as agent for the Class B Lenders named therein (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2003)

10.45	Subordination Agreement, dated as of July 31, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Bank One, NA, successor to Bank One, Kentucky N.A., as agent bank and the various lending institutions named therein, Guggenheim Investment Management, LLC, as agent for the Class B Lenders named therein (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on 10-Q for the fiscal quarter ended June 30, 2003)

10.46	2003B Amendment to Loan Documents dated as of November 17, 2003, among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc. and Fred Stoker & Sons, Inc., the Banks defined therein, Bank One, NA, as agent for the Banks (“Agent Bank”), the Class B Lenders as defined therein and Guggenheim Investment Management, LLC, as agent for Class B Lenders (“Class B Loan Agent”) (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.47	Amended and Restated Subordination Agreement dated as of November 17, 2003, by and among North Atlantic Trading Company, Inc., National Tobacco Company, L.P., North Atlantic Operating Company, Inc., National Tobacco Finance Corporation, Stoker, Inc., RBJ Sales, Inc. and Fred Stoker & Sons, Inc., the Banks defined therein, Bank One, NA, as agent for the Banks (“Agent

Exhibit Number	Description
Bank”), the Class B Lenders as defined therein and Guggenheim Investment Management, LLC, as agent for Class B Lenders (“Class B Loan Agent”) (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.48	Second Amendment to Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, dated as of November 17, 2003, among Bank One, NA (as “Agent Bank” and “Mortgagee” for the benefit of the Banks as defined in the 2003B Amendment to Loan Agreement) and National Tobacco Company, L.P. (the “Mortgagor”) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.49	Assignment of Security Interest in the United States Trademarks, dated November 17, 2003, issued by Stoker, Inc. in favor of Bank One, NA (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.50	Assignment of Security Interest in the United States Trademarks, dated November 17, 2003, issued by Fred Stoker & Sons, Inc. in favor of Bank One, NA (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 24, 2003)

10.51	2003C Amendment to Loan Documents dated as of December 23, 2003, by and among the Banks as defined therein, Bank One, NA, as agent bank on behalf of the Banks, the Class B Lenders as defined therein, Guggenheim Investment Management, LLC, as agent on behalf of the Class B Lenders, North Atlantic Trading Company, Inc. and the Subsidiaries as defined therein (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 24, 2003)

10.52	Employment Agreement, dated December 1, 2003, between Lawrence S. Wexler and North Atlantic Cigarette Company, Inc. (incorporated herein by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

10.53	Assignment and Assumption Agreement, dated as of February 9, 2004, between North Atlantic Trading Company, Inc. and North Atlantic Holding Company, Inc. (incorporated herein by reference to Exhibit 10.53 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

12.1**	Computation of ratio of earnings to fixed charges

21.1**	Subsidiaries of North Atlantic Trading Company, Inc.

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of BDO Seidman, LLP

23.3*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1**	Power of Attorney

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A.

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.4*	Form of Letter to Beneficial Holders

*	Filed herewith.
**	Previously filed.
†	Portions of this agreement have been omitted pursuant to Rule 406 under the Securities Act of 1933, as amended, and have been filed confidentially with the Securities and Exchange Commission.
††	Management contracts or compensatory plan or arrangement.